UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)   January 26, 2006
A. SCHULMAN, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-7459	34-0514850

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

3550 West Market Street, Akron, Ohio		44333

(Address of principal executive offices)		(Zip Code)
(330) 666-3751

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.
     The information set forth under “Item 3.03 Material Modification to Rights of Security Holders” is incorporated herein by reference.
ITEM 3.03 MATERIAL MODIFICATION TO RIGHTS OF SECURITY HOLDERS.
     On January 25, 2006, the Rights Agreement, dated as of January 12, 1996, between A. Schulman, Inc. (the “Company”) and Society National Bank, as amended (the “Original Rights Agreement”), expired by its terms. On January 26, 2006, in response to the expiration of the Original Rights Agreement, the Board of Directors of the Company adopted a Stockholder Rights Plan which provides that one Right shall be attached to each share of common stock, par value $1.00 per share, of the Company (the “Common Stock”), as set forth below. The Rights will be issued on February 9, 2006, to stockholders of record as of the close of business on such date and will entitle the registered holder to purchase from the Company a unit (a “Unit”) consisting of one one-thousandth of a share of Series A Junior Participating Special Stock, no par value (the “Special Stock”), at a purchase price of $85.00 per Unit (the “Purchase Price”), subject to adjustment. The description and terms of the Rights are set forth in the Rights Agreement (the “Rights Agreement”), dated as of January 26, 2006, between the Company and National City Bank, as Rights Agent (the “Rights Agent”).
     Initially, the Rights will be attached to all certificates representing shares of Common Stock then outstanding, and no separate Rights certificate will be distributed. The Rights will separate from the Common Stock upon the earlier of (i) 10 days following a public announcement that a person or group of affiliated or associated persons (an “Acquiring Person”) has acquired, or obtained the right to acquire, beneficial ownership of 20% or more of the outstanding shares of Common Stock (the “Stock Acquisition Date”) or (ii) 10 business days following the commencement of a tender offer or exchange offer that would result in a person or group of affiliated or associated persons beneficially owning 20% or more of such outstanding shares of Common Stock (the earlier of (i) and (ii), the “Distribution Date”). Until the Distribution Date, (i) the Rights will be evidenced by the Common Stock certificates and will only be transferable with such Common Stock certificates, (ii) new Common Stock certificates will contain a legend incorporating the Rights Agreement by reference and (iii) the surrender for transfer of any certificates for Common Stock outstanding will also constitute the transfer of the Rights associated with the Common Stock represented by such certificate. Except as otherwise may be determined by the Board of Directors, Rights will only attach to shares of Common Stock issued and outstanding prior to the Distribution Date.
     The Rights will not be exercisable prior to the Distribution Date and will expire at the close of business on February 9, 2012, unless earlier redeemed by the Company as described below. At no time will the Rights have any voting power.
     As soon as practicable after the Distribution Date, separate Rights certificates will be mailed to holders of record of the Common Stock as of the close of business on the Distribution Date and, thereafter, the separate Rights certificates alone will represent the Rights.
     In the event that an Acquiring Person becomes the beneficial owner of 20% or more of the then outstanding shares of Common Stock, each holder of a Right will thereafter have the right to receive, upon exercise, shares of Common Stock (or, in certain circumstances, cash, property or other securities of the Company), having a value equal to two times the Exercise Price of the Right. The Exercise Price is the Purchase Price times the number of shares of Common Stock associated with each Right (initially, one). Notwithstanding any of the foregoing, following the occurrence of any of the events set forth in this paragraph (the “Flip-in Events”), all Rights that are, or (under certain circumstances specified in the Rights Agreement) were, beneficially owned by any Acquiring Person will be null and void. However, Rights are not exercisable following the occurrence of any of the Flip-in Events set forth above until such time as the Rights are no longer redeemable by the Company as set forth below.
     In the event that following the Stock Acquisition Date, (i) the Company engages in a merger or business combination transaction in which the Company is not the surviving corporation, (ii) the Company engages in a merger or business combination transaction in which the Company is the surviving corporation and the Common Stock of the Company is changed or exchanged, or (iii) 50% or more of the Company’s assets or earning power is sold or transferred, each holder of a Right (except Rights which have previously been voided as set forth above) shall thereafter have the right to receive, upon exercise of the Right, common stock of the acquiring company having a value equal to two times the Exercise Price of the Right.
     The Purchase Price payable, and the number of Units of Special Stock or other securities or property issuable upon exercise of the Rights, are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Special Stock, (ii) if holders of the Special Stock are granted certain rights or warrants to subscribe for Special Stock or convertible securities at less than the current market price of the Special Stock, or (iii) upon the distribution to holders of the Special Stock of evidences of indebtedness or assets (excluding regular quarterly cash dividends) or of subscription rights or warrants (other than those referred to above).
     With certain exceptions, no adjustments in the Purchase Price will be required until cumulative adjustments amount to at least 1% of the Purchase Price. No fractional Units will be issued and, in lieu thereof, an adjustment in cash will be made based on the market price of the Special Stock on the last trading date prior to the date of exercise.
     At any time until 10 days following the Stock Acquisition Date, the Company may redeem the Rights in whole, but not in part, at a price of $0.01 per Right. Immediately upon the action of the Board of Directors ordering redemption of the Rights, the Rights will terminate and the only right of a holder of a Right will be to receive the $0.01 redemption price.
     Until a Right is exercised, the holder thereof, in such capacity, will have no rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends. While the distribution of the Rights will not be taxable to stockholders or to the Company, stockholders may, depending upon the circumstances, recognize taxable income in the event that the Rights become exercisable for Common Stock of the Company (or other consideration) as set forth above.
     A committee of the Company’s Board of Directors comprised of independent directors selected by the Board of Directors (the “TIDE Committee”) will meet not less than once every three years to review the terms and conditions of the Rights Agreement, including whether the termination or modification of the Rights Agreement is in the best interest of the Company and its stockholders, and to make a recommendation to the Board of Directors based upon its review. The first meeting of the TIDE Committee will take place no later than February 9, 2009.
     Other than those provisions relating to the principal economic terms of the Rights, any of the provisions of the Rights Agreement may be amended by the Board of Directors of the Company prior to the Distribution Date. After the Distribution Date, the provisions of the Rights Agreement may be amended by the Board in order to cure any ambiguity, to make changes which do not adversely affect the interests of holders of Rights (excluding the interest of any Acquiring Person), or to shorten or lengthen any time period under the Rights Agreement; provided, however, that no amendment to adjust the time period governing redemption shall be made at such time as the Rights are not redeemable.
     The Rights have certain anti-takeover effects. The Rights will cause substantial dilution to a person or group that attempts to acquire the Company in certain circumstances. Accordingly, the existence of the Rights may deter certain acquirors from making takeover proposals or tender offers. However, the Rights are not intended to prevent a takeover, but rather are designed to enhance the ability of the Board of Directors to negotiate with a potential acquiror on behalf of all of the stockholders.
     The Rights Agreement between the Company and the Rights Agent specifying the terms of the Rights, which includes as Exhibit B thereto the Form of Rights Certificate, is attached hereto as Exhibit 4.1 and is incorporated herein by reference. The foregoing description of the Rights does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement.
     ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.
     (c) Exhibits.

Exhibit Number	Description
4.1	Rights Agreement, dated as of January 26, 2006, between the Company and the Rights Agent, which includes as Exhibit B thereto the Form of Rights Certificate.

99.1	Press Release, dated January 26, 2006.

Signature
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

A. Schulman, Inc.
By:	/s/ Robert A. Stefanko
Robert A. Stefanko
Executive Vice President

Date: January 27, 2006

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